                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 October 7, 1999
                Date of Report (Date of earliest event reported)


                         Global TeleSystems Group, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                       0-23717                94-3068423
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)



       4121 Wilson Boulevard
             8th Floor
         Arlington, VA 22203                                         22203
(Address of principal executive offices)                           (Zip Code)



                                 (703) 236-3100
              (Registrant's telephone number, including area code)




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Item 5. Other Events

         Global TeleSystems Group, Inc. ("GTS") owns indirectly fifty percent of FLAG Atlantic Limited, a Bermuda corporation ("FLAG Atlantic"), which was formed to develop, construct, operate, and arrange the financing for an approximately 15,000 kilometer, six fiber pair, submarine fiber optic cable system which will connect the United States and Europe, and together with the landed portions of the systems, will connect London, Paris and New York. FLAG Atlantic Holdings Limited is the indirect owner of the other fifty percent of FLAG Atlantic. The project will have an initial available capacity of 160 gigabits per second that will be upgraded with wave division multiplexing technology to a total system capacity of 2.4 terabits per second. We anticipate that the first leg and second leg of the system will be available for commercial operation on or about the first quarter of 2001 and second quarter of 2001, respectively. Total project costs are estimated at $1.2 billion, which will be funded by (A) $100 million in equity investments by each of GTS and FLAG Telecom (to be made no later than October 21, 2000), (B) approximately $400 million in commitments by GTS and its affiliate, GTS Network (Ireland) Limited, FLAG Telecom and third parties to purchase capacity on the system and (C) a $600 million bank credit facility. The GTS commitments with respect to its equity investment and capacity purchase are supported by a letter of credit. The bank credit facility closed on October 8, 1999; however, no more than $190 million is available for borrowing by FLAG Atlantic thereunder until certain additional capacity purchases have been committed and landing licenses for the system have been obtained.

         The bank credit facility is non-recourse to GTS and FLAG; however, in addition to other collateral and assignment of certain contracts, GTS and FLAG have pledged all of the shares of stock they own in FLAG Atlantic to the lenders in the bank credit facility.

Item 7. Financial Statements and Exhibits.

(c)      Exhibits


Designation                         Description of Exhibit


99.1 The Further Restated Shareholders Agreement, dated October 7, 1999 between FLAG Atlantic Holdings Limited and GTS Transatlantic Holdings, Ltd.(1)

99.2 Bank Credit Agreement, dated as of October 8, 1999, among FLAG Atlantic Limited, Barclays Capital, Westdeutsche Landesbank Girozentrale, New York Branch, Dresdner Bank AG,


--------
(1) Portions of this Exhibit denoted by the symbol [*******] are subject to a request for confidential treatment filed by GTS with the Securities and Exchange Commission.



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              New York Branch, Barclays Bank Plc and the Lenders listed
              therein.(1)

99.3 Shareholder Pledge Agreement, dated as of October 8, 1999, among GTS Transatlantic Holdings, Ltd., FLAG Atlantic Holdings Limited and Barclays Bank Plc.

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(1) Portions of this Exhibit denoted by the symbol [*******] are subject to a request for confidential treatment filed by GTS with the Securities and Exchange Commission.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Global TeleSystems Group, Inc.
                                          (Registrant)


                                          /s/ Arnold Y. Dean
                                          --------------------------------------
Date:  January 28, 2000                   Arnold Y. Dean
                                          Vice President, Deputy General
                                          Counsel and Assistant Secretary



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                                 EXHIBIT INDEX



DESIGNATION        DESCRIPTION OF EXHIBIT
-----------        ----------------------

   99.1            The Further Restated Shareholders Agreement, dated October 7,
                   1999 between FLAG Atlantic Holdings Limited and GTS
                   Transatlantic Holdings, Ltd.(1)

   99.2            Bank Credit Agreement, dated as of October 8, 1999, among
                   FLAG Atlantic Limited, Barclays Capital, Westdeutsche
                   Landesbank Girozentrale, New York Branch, Dresdner Bank AG,
                   New York Branch, Barclays Bank Plc and the Lenders listed therein.(1)

   99.3 Shareholder Pledge Agreement, dated as of October 8, 1999, among GTS Transatlantic Holdings, Ltd., FLAG Atlantic
                   Holdings Limited and Barclays Bank Plc.


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(1) Portions of this Exhibit denoted by the symbol [*******] are subject to a request for confidential treatment filed by GTS with the Securities and Exchange Commission.